UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 18, 2010

CHINA BCT PHARMACY GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	033-145620	20-8067060
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 102 Chengzhan Road
Liuzhou City, Guanxi Province
545007 PRChina

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-(772) 363 8318
(Registrant’s Telephone Number, Including Area Code)

CHINA BAICAOTANG MEDICINE LIMTED, INC.
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010 the Board of Directors of China BCT Pharmacy Group, Inc. approved employment agreements with Hui Tian Tang, the Company’s CEO and Xiaoyan Zhang, the Company's CFO.

Employment Agreement with Hui Tian Tang

Mr. Tang’s employment agreement (the “CEO Employment Agreement”) was entered into by the Company and its PRC subsidiary, Guanxi Liuzhou Baicaotang Medicine Limited.  The CEO Employment Agreement provides for Mr. Tang to act as the Company’s CEO for a term of two years from January 1, 2010 to January 1, 2012.  Mr. Tang’s salary is RMB79,600 (US$11,583) per month.

In addition, the CEO Employment Agreement provides that as soon as reasonably practicable following the adoption of an incentive plan which provides for the grant of compensatory stock options (hereinafter, the “Incentive Plan”) by the Company, a stock option shall be granted to Mr. Tang under the Incentive Plan (hereinafter, the “Stock Option”).  The Stock Option (i) shall entitle Mr. Tang to purchase 590,000 shares of common stock of the Company, (ii) shall provide for a per share exercise price equal to the fair market value of a share of the Company’s common stock (as determined pursuant to the terms of the Incentive Plan) on the date on which the Stock Option is granted, and (iii) shall be exercisable solely if the Company’s after-tax net income for 2010 equals at least U.S. $26,000,000 (excluding any non-cash expenses), determined on the basis of the Company's audited financial statements for its 2010 year, as confirmed by the Company’s independent auditor in its report on said financial statements.

Employment Agreement with Xiaoyan Zhang

Ms. Zhang’s employment agreement (the “CFO Employment Agreement”) was entered into by the Company and its Hong Kong subsidiary, Forever Well Asia Pacific Limited. The CFO Employment Agreement provides for Ms. Zhang to act as the Company’s CFO for a term of two years from January 1, 2010 to January 1, 2012.  Ms. Zhang’s salary is HKD70,000 (US$8,974 per month).

In addition, the CFO Employment Agreement provides that as soon as reasonably practicable following the adoption of an Incentive Plan by the Company, a Stock Option shall be granted to Ms. Zhang.  The Stock Option (i) shall entitle Ms. Zhang to purchase 490,000 shares of common stock of the Company, (ii) shall provide for a per share exercise price equal to the fair market value of a share of the Company’s common stock (as determined pursuant to the terms of the Incentive Plan) on the date on which the Stock Option is granted, and (iii) shall be exercisable solely if the Company’s after-tax net income for 2010 equals at least U.S. $26,000,000 (excluding any non-cash expenses), determined on the basis of the Company's audited financial statements for its 2010 year, as confirmed by the Company’s independent auditor in its report on said financial statements.

A copy of CEO and CFO Employment Agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Hui Tian Tang
10.2	Employment Agreement with Xiaoyan Zhang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BCT PHARMACY GROUP, INC

By:  /s/ Hui Tian Tang
Name:  Hui Tian Tang
Title:    Chief Executive Officer

Dated: May 20, 2010

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement with Hui Tian Tang, dated May 18, 2010
10.2	Employment Agreement with Xiaoyan Zhang, dated May 18, 2010